Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
[Clayton Logo]
Management's Report on Assessment of Compliance with Applicable Servicing Criteria
1.
Clayton Fixed Income Services Inc. ("CFIS") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation
AB, as of and for the 12-month period ending December 31, 2007 (the "Reporting
Period"), as set forth in Appendix A hereto. The transactions covered by this report include mortgage-backed securities transactions (each, a "Trust") for which CFIS acted as credit risk manager (the "Platform");
2.
The criteria listed in the column titled "Performed by CFIS" in Appendix A are those criteria applicable (in part) to the Platform under paragraph (d) of 1122 of Regulation AB and are those criteria for which this certification is required pursuant to the terms and conditions of the various trust agreements and/or pooling and servicing agreements (the
"Transaction Documents") through which CFIS was retained to act as credit risk manager;
3.
CFIS can only certify compliance with sub-parts (A) and (B) of the criteria set forth in
1122(d)(iii)(2) because sub-parts (C) and (D) are not within the scope of services CFIS has been retained to provide to the Trusts.
A.
With respect to subparts (A) and (B) of 1122( d)(3)(i), management identified certain instances where component sections specified in the Transaction Documents were not included in a given month's credit risk manager report. These instances related to one of the following: (i) a loss severity analysis was not included; (ii) a mortgage insurance analysis was not included; or (iii) the standard default assumption (SDA)
analytic was not included. In assessing the Platform, CFIS identified the following exceptions:
a.
One instance where a loss severity analysis should have been included but was not, in the January 2008 Credit Risk Manager Report for BNC 2007-2
(which reports on the November 2007 distribution)
b.
one instance where a mortgage insurance analysis should have been included but was not, in the June 2007 Credit Risk Manager Report for SASCO 2007-
BC1 (which reports on the April 2007 distribution)
c. one instance where an SDA analytic should have been included but was not, in the February 2008 Credit Risk Manager Report for BNC 2007-1 (which reports on the December 2007 distribution)
Management does not consider these findings to be material instances of non-
compliance with respect to the Platform as a whole. Management believes that the exceptions above occurred for the following reasons, respectively: (1) the relevant Trust had not incurred any losses as of the date of the report; (2) the relevant Trust did not have a mortgage insurance policy or there had been no mortgage insurance activity as of the date of the report; and (3) there was insufficient or statistically insignificant data available to generate the applicable analytic component.
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
B.
With respect to subpart (C) of 1122(d)(iii)(2), CFIS is not required to file its reports with Securities Exchange Commission; per the Transaction Documents,
the CFIS reports are to be included in the monthly filing responsibility for filing with the Commission rests with a party other than CFIS. Accordingly, the certification contained herein with respect to the Platform applies only to CFIS delivering its reports to the applicable third party responsible for including CFIS'
reports with the Commission in accordance with the Commission's rules and regulations.
C. With respect to subpart (D) of 1122(d)(iii)(2)CFIS is not responsible for ensuring that its reports "agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer."
CFIS' role (in part) in the transactions in which it is retained is to provide oversight functions with respect to the servicers in such transactions and to identify issues in the areas of collateral reporting. In connection with such role,
CFIS would report on discrepancies between the balance and number of pool assets as reported by the various transaction fiducia ries.
4. Those criteria listed in the column "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to CFIS based on the activities it performs with respect to the
Platform;
5.
Subject to the foregoing, CIFS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
6.
Hein & Associates, a registered public accounting firm, has issued an attestation report on CFIS' assessment of compliance with the applicable servicing criteria for the
Reporting Period. Such report is attached hereto.

Clayton Fixed Income Services Inc.

By: /s/ Kevin J. Kanouff

Name: Kevin J. Kanouff
Title: President
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted
to monitor any performance or other
triggers and events of default in
accordance with the transaction
agreements.
X
1122(d)(1)(ii)
If any material servicing activities are
outsourced to third parties, policies
and procedures are instituted to
monitor the third party's performance
and compliance with such servicing
activities.
X
1122(d)(1)(iii)
Any requirements in the transaction
agreements to maintain a back-up
servicer for the pool assets are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and
omissions policy is in effect on the
party participating in the servicing
function throughout the reporting
period in the amount of coverage
required by and otherwise in
accordance with the terms of the
transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited
into the appropriate custodial bank
accounts and related bank clearing
accounts no more than two business
days following receipt, or such other
number of days specified in the
transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer
on behalf of an obligor or to an
investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees
regarding collections, cash flows or
distributions, and any interest or other
fees charged for such advances, are
made, reviewed and approved as
specified in the transaction
agreements.
X
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
1122(d)(2)(iv)
The related accounts for the
transaction, such as cash reserve
accounts or accounts established as a
form of overcollateralization, are
separately maintained (e.g., with
respect to commingling of cash) as set
forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained
at a federally insured depository
institution as set forth in the
transaction agreements. For purposes
of this criterion, "federally insured
depository institution" with respect to
a foreign financial institution means a
foreign financial institution that meets
the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as
to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a
monthly basis for all asset-backed
securities related bank accounts,
including custodial accounts and
related bank clearing accounts. These
reconciliations are (A) mathematically
accurate; (B) prepared within 30
calendar days after the bank statement
cutoff date, or such other number of
days specified in the transaction
agreements; (C) reviewed and
approved by someone other than the
person who prepared the
reconciliation; and (D) contain
explanations for reconciling items.
These reconciling items are resolved
within 90 calendar days of their
original identification, or such other
number of days specified in the
transaction agreements.
X
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to
be filed with the Commission, are
maintained in accordance with the
transaction agreements and applicable
Commission requirements.
Specifically, such reports (A) are
prepared in accordance with
timeframes and other terms set forth in
the transaction agreements; (B)
provide information calculated in
accordance with the terms specified in
the transaction agreements; (C) are
filed with the Commission as required
by its rules and regulations; and (D)
agree with investors' or the trustee's
records as to the total unpaid principal
balance and number of pool assets
serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated
and remitted in accordance with
timeframes, distribution priority and
other terms set forth in the transaction
agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are
posted within two business days to the
Servicer's investor records, or such
other number of days specified in the
transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the
investor reports agree with cancelled
checks, or other form of payment, or
custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is
maintained as required by the
transaction agreements or related
mortgage loan documents.
X
1122(d)(4)(ii)
Pool assets and related documents are
safeguarded as required by the
transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or
substitutions to the asset pool are
made, reviewed and approved in
accordance with any conditions or
requirements in the transaction
X
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
agreements.
1122(d)(4)(iv)
Payments on pool assets, including any
payoffs, made in accordance with the
related pool asset documents are
posted to the Servicer's obligor
records maintained no more than two
business days after receipt, or such
other number of days specified in the
transaction agreements, and allocated
to principal, interest or other items
(e.g., escrow) in accordance with the
related pool asset documents.
X
1122(d)(4)(v)
The Servicer's records regarding the
pool assets agree with the Servicer's
records with respect to an obligor's
unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or
status of an obligor's pool assets (e.g.,
loan modifications or re-agings) are
made, reviewed and approved by
authorized personnel in accordance
with the transaction agreements and
related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions
(e.g., forbearance plans, modifications
and deeds in lieu of foreclosure,
foreclosures and repossessions, as
applicable) are initiated, conducted
and concluded in accordance with the
timeframes or other requirements
established by the transaction
agreements.
X
1122(d)(4)(viii)
Records documenting collection
efforts are maintained during the
period a pool asset is delinquent in
accordance with the transaction
agreements. Such records are
maintained on at least a monthly basis,
or such other period specified in the
transaction agreements, and describe
the entity's activities in monitoring
delinquent pool assets including, for
example, phone calls, letters and
payment rescheduling plans in cases
where delinquency is deemed
X
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
temporary (e.g., illness or
unemployment).
1122(d)(4)(ix)
Adjustments to interest rates or rates of
return for pool assets with variable
rates are computed based on the
related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for
an obligor (such as escrow accounts):
(A) such funds are analyzed, in
accordance with the obligor's pool
asset documents, on at least an annual
basis, or such other period specified in
the transaction agreements; (B) interest
on such funds is paid, or credited, to
obligors in accordance with applicable
pool asset documents and state laws;
and (C) such funds are returned to the
obligor within 30 calendar days of full
repayment of the related pool assets, or
such other number of days specified in
the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor
(such as tax or insurance payments)
are made on or before the related
penalty or expiration dates, as
indicated on the appropriate bills or
notices for such payments, provided
that such support has been received by
the Servicer at least 30 calendar days
prior to these dates, or such other
number of days specified in the
transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in
connection with any payment to be
made on behalf of an obligor are paid
from the Servicer's funds and not
charged to the obligor, unless the late
payment was due to the obligor's error
or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an
obligor are posted within two business
days to the obligor's records
maintained by the Servicer, or such
X
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2008
Regulation AB
Section
Reference Criteria
Performed
by
CFIS
INAPPLICABLE
Servicing
Criteria
other number of days specified in the
transaction agreements.
1122(d)(4)(xiv)
Delinquencies, charge-offs and
uncollectible accounts are recognized
and recorded in accordance with the
transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other
support, identified in Item 1114(a)(1)
through (3) or Item 1115 of Regulation
AB, is maintained as set forth in the
transaction agreements.
X